UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 15, 2010

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments

On October 15, 2010, Clear Channel Outdoor Holdings, Inc. (the “Company”) announced in a press release that it has transferred its interest in its Branded Cities operations to its joint venture partner, The Ellman Companies.  The release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference. The long-lived tangible and intangible assets of the Branded Cities operations were transferred for less than their carrying values in connection with this transaction.  In connection with this subsequent event, the Company will record a non-cash charge in the third quarter of 2010 of approximately $24 million to present these assets at their estimated fair values as of September 30, 2010.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release issued October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 15, 2010	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued October 15, 2010